Exhibit 15.2

146 WESTPAC GROUP 2025 ANNUAL REPORT

EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-283007 and 333-283008) of Westpac Banking Corporation of our report dated 3 November 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers
Sydney, Australia
4 November 2025